UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Event Requiring Report: September 11, 2003

SUMMEDIA.COM INC.
(Exact name of registrant as specified in its charter)

Colorado	0-30566	95-4734398
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

c/o #208 – 750 Terminal Avenue, Vancouver, BC, CANADA V6A 2M5
(Address of Principal Executive Offices)

604-484-4858
 (Registrant's telephone number, including area code)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

None.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

None.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

None.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

PricewaterhouseCoopers LLP (the "Former Accountant") resigned as principal independent accountant of SUMmedia.com Inc. (the "Company") on September 11, 2003.

The reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principle, but were modified to include an explanatory paragraph about the Company’s ability to continue as a going concern.

The Company has not completed the preparation of its consolidated financial statements for the year ended December 31, 2002, as explained in its Form 12b-25 dated April 1, 2003, and accordingly, PricewaterhouseCoopers LLP have not reported on any financial statements subsequent to December 31, 2001.

In connection with the audits of the fiscal years ended December 31, 2001 and 2000 and through to September 11, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in its report on the financial statements for such years, and. PricewaterhouseCoopers LLP has not advised the Company of any matters or events as described in clause (a)(1)(iv)(B) of Item 304 of Regulation S-B.

The Company has provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures and has requested in writing that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements. The Company has received the requested letter from PricewaterhouseCoopers LLP and a copy of the letter has been filed as an exhibit to this report in accordance with Item 601 of Regulation S-B.

b) The Company has not yet engaged new independent auditors as of the date of this filing.

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

None.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

None.

ITEM 7.     FINANCIAL STATEMENTS

(a) Financial statements

None.

(b) Exhibits.

Exhibit Number	Description of Exhibit

16.1	Letter of PricewaterhouseCoopers LLP dated October 2, 2003.

ITEM 8.     CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9.     REGULATION FD DISCLOSURE

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUMmedia.com Inc.

Date: October 2, 2003	By:	/s/ L. Evan Baergen

L. Evan Baergen
Chief Financial Officer